FOR IMMEDIATE RELEASE
Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Edwin Boon (763) 551-6804 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE FIRST-QUARTER RESULTS
Company to Host Investor Day in Chicago May 7-8

MINNEAPOLIS – (April 4, 2012) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fiscal first quarter ended March 31, 2012, after close of the regular trading session Wednesday, April 18, 2012.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

    In addition, Select Comfort will host an Investor Day in Chicago May 7-8, 2012. Interested parties may contact the company regarding this event by email at investorrelations@selectcomfort.com or by phone at (763) 551-7498. Attendance must be confirmed in advance.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS)  is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which include a complete line of SLEEP NUMBER®beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

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